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                                                                     EXHIBIT 4.1

                                 AMENDMENT NO. 1
                        DATED AS OF SEPTEMBER 30, 1999 TO
                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT
                            DATED AS OF MAY 28, 1999

                  CMI INDUSTRIES, INC., a Delaware corporation (the "Borrower"), the financial institutions set forth on the signature pages hereof (the "Lenders") and BANKBOSTON, N.A., a national banking association, as Agent for the Lenders (the "Agent"), agree as follows:

                              PRELIMINARY STATEMENT

         The Borrower, the Lenders and the Agent are parties to the Loan Agreement (as hereinafter defined). The Borrower has requested modifications to certain financial covenants contained in the Loan Agreement and the Agent and the Lenders are willing to agree to such requests, upon and subject to all of the terms and conditions of this Amendment.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, for and in consideration of the premises, the Loan Agreement and the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

         SECTION 1.        Cross-References and Definitions.

         (a) Reference is made to the Amended and Restated Loan and Security Agreement, dated as of May 28, 1999, among the Borrower, the Lenders and the Agent (the "Loan Agreement"). Upon and after the Amendment Effective Date (as hereinafter defined) all references to the Loan Agreement in that document, or in any other Loan Document or related document, shall mean the Loan Agreement as amended by this Amendment. Except as expressly provided in this Amendment, the execution and delivery of this Amendment does not and will not amend, modify or supplement any provision of, or constitute a consent to or a waiver of any noncompliance with the provisions of, the Loan Agreement or any other Loan Document, and, except as specifically provided in this Amendment, the Loan Agreement and all other Loan Documents shall remain in full force and effect.

         (b) Unless otherwise defined herein, terms used in this Amendment which are defined in the Loan Agreement shall have the same meanings herein as therein.

         SECTION 2. Amendments. Effective on the Amendment Effective Date (as defined in SECTION 3), the Loan Agreement is amended by amending Section
11.1 Financial Covenants of the Loan Agreement by amending subsections (a) and
(c) thereof in their entirety to read as follows:

                  (a) Interest Coverage. Permit the ratio of EBITDA to Interest for any period of four consecutive Fiscal Quarters ending after the Effective Date and (i)


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         prior to the last day of the third Fiscal Quarter of Fiscal Year 1999, to be less than 1.25 to 1, (ii) on the last day of the third Fiscal Quarter of Fiscal Year 1999 or on the last day of Fiscal Year 1999 to be less than 1.0 to 1, or (iii) after the last day of Fiscal Year 1999, to be less than 1.5 to 1.0.

         . . .

                  (c) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio for any period of four consecutive Fiscal Quarters ending after the Effective Date and (i) (A) prior to the last day of the third Fiscal Quarter of Fiscal Year 1999 or (B) after the last day of Fiscal Year 1999, to be less than 1.1 to 1.0 or (ii) on the last day of the third Fiscal Quarter of Fiscal Year 1999 to be less than .6 to 1
         (iii) or on the last day of Fiscal Year 1999, to be less than .5 to 1.

         SECTION 3. Conditions to Effectiveness. This Amendment shall be effective as of the date hereof (the "Amendment Effective Date") upon receipt by the Agent of the following, each in form and substance satisfactory to the Agent, at which time the Agent shall issue a written notice to the Borrower and each Lender that the Amendment Effective Date has occurred:

         (a) counterparts of this Amendment, duly executed and delivered by the Borrower and each Lender;

         (b) a certificate of the President of the Borrower stating that, to the best of his knowledge and based on an examination sufficient to enable him to make an informed statement, after giving effect to this Amendment,

                           (i) all of the representations and warranties made or deemed to be made under the Loan Agreement are true and correct as of the date hereof, and

                           (ii)     no Default or Event of Default exists,

and the Agent shall be satisfied as to the truth and accuracy thereof; and

         (c) such other documents and instruments as the Agent or any Lender may reasonably request.

         SECTION 4. Representations and Warranties. The Borrower hereby makes the following representations and warranties to the Agent and the Lenders, which representations and warranties shall survive the delivery of this Amendment and the making of additional Loans under the Loan Agreement as amended hereby:

         (a) Organization, Power; Qualification. The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of its organization, having the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business

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requires such qualification or authorization and the failure to so qualify would have a Materially Adverse Effect.

         (b) Authorization of Agreements. The Borrower has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Amendment and each other agreement contemplated hereby to which it is a party in accordance with their respective terms. This Amendment and each other agreement contemplated hereby to which it is a party have been duly executed and delivered by the duly authorized officers of the Borrower and each is, or each when executed and delivered in accordance with this Amendment will be, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

         (c) Compliance of Agreements with Laws. The execution, delivery and performance of this Amendment and each other agreement contemplated hereby to which the Borrower is a party in accordance with their respective terms do not and will not, by the passage of time, the giving of notice or otherwise,

                  (i) require any Governmental Approvals or violate any Applicable Law relating to the Borrower,

                  (iii) conflict with, result in a breach of or constitute a default under the articles or certificate of incorporation, operating agreement, by-laws, or any agreement among the members or shareholders of the Borrower, any material provisions of any indenture, agreement or other instrument to which the Borrower is a party or by which it or its property may be bound or any Governmental Approvals relating to the Borrower, which conflict, breach or default could have a Materially Adverse Effect, or

                  (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower, other than the Security Interest.

         SECTION 5. Expenses. The Borrower agrees to pay or reimburse on demand all costs and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred by the Agent in connection with the negotiation, preparation, execution and delivery of the Amendment.

         SECTION 6. Governing Law. This Amendment shall be construed in accordance with, and governed by the laws of, the State of Georgia.

         SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties and their respective successors and assigns and all of which taken together shall constitute one and the same agreement.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers or agents in several counterparts all as of the day and year first above written.


AGENT:                                          BORROWER:

BANKBOSTON, as Agent and as a Lender            CMI INDUSTRIES, INC.



By:                                             By:
   ---------------------------------               ----------------------------
    Name:                                       Name:
         ---------------------------                 --------------------------
    Title:                                      Title:
          --------------------------                  -------------------------


LENDER:

BANK OF AMERICA, N.A. (formerly
NationsBank, N.A.)


By:
   ----------------------------
    Name:
         ----------------------
    Title:
          ---------------------



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